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            As filed with the Securities and Exchange Commission on May
28, 1999
                                              Registration No.
333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                              ADVENT SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           --------------------------
          DELAWARE                                            94-2901952
      (STATE OR OTHER                                      (I.R.S. EMPLOYER
      JURISDICTION OF                                   IDENTIFICATION NUMBER)
      INCORPORATION OR
       ORGANIZATION)
                               301 BRANNAN STREET
                            SAN FRANCISCO, CA 94107
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                                 1992 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                              STEPHANIE G. DIMARCO
                            CHIEF EXECUTIVE OFFICER
                             ADVENT SOFTWARE, INC.
                               301 BRANNAN STREET
                            SAN FRANCISCO, CA 94107
                                 (415) 543-7696
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                    Copy to:

                            MARK A. BERTELSEN, ESQ.
                           WILSON SONSINI GOODRICH &
                                     ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (650) 493-9300
                           --------------------------

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
         TITLE OF SECURITIES                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM             AMOUNT OF
                  TO                        AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING          REGISTRATION
            BE REGISTERED                    REGISTERED          PER SHARE (2)              PRICE                      FEE
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock $.01 par value:                                      $66.50              $39,900,000.00             $11,093.00

      Newly reserved under the 1992        600,000 shares
      Stock Plan (the "PLAN") (1)

           TOTAL:                          600,000 shares              ---             $39,900,000.00             $11,093.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


(1) The Plan provides for an annual increase in the number of shares of the Registrant's Common Stock reserved and available for issuance under the Plan equal to the lesser of (i) 500,000, (ii) 3% of the Registrant's Common Stock outstanding as of the last business day preceding the first day of such fiscal year or (iii) a lesser amount as determined by the Board of Directors. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 27, 1999.

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

                               ADVENT SOFTWARE, INC.
                         REGISTRATION STATEMENT ON FORM S-8

                                       PART I

                       INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.   REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Omitted pursuant to the instructions and provisions of Form S-8.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "COMMISSION") by Advent Software, Inc. (the "REGISTRANT") are hereby incorporated herein by reference:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 26, 1999 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 17, 1999 pursuant to
          Section 13(a) of the Exchange Act.

     3. The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 26,1999 pursuant to Section 14(a) of the Exchange Act.

     4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description.

     5. The information contained in the Registrant's Registration Statements on Form S-8 (File No.'s 333-918, 333-28725 and 333-56905) filed on or about January 24, 1996, June 6, 1997 and June 15, 1998, respectively.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEMS 4 - 7.

     Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-918).

ITEM 8.   EXHIBITS.


   EXHIBIT
    NUMBER    DESCRIPTION
   -------    -----------
       4.1    1992 Stock Plan, as amended.

       5.1    Opinion of counsel as to legality of securities being registered.

      23.1    Consent of counsel (contained in Exhibit 5.1).

      23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants

      24.1    Powers of Attorney (see page 4).

ITEM 9.   UNDERTAKINGS.

     Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-918).

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 28th day of May 1999.

                              ADVENT SOFTWARE, INC.


                              By:  /s/ Irv H. Lichtenwald
                                  ----------------------------------------------
                                 Irv H. Lichtenwald
                                 Senior Vice President, Chief Financial Officer and Secretary


                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephanie G. DiMarco and Irv H. Lichtenwald, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 28TH DAY OF MAY 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

          SIGNATURES                                   TITLE
          ----------                                   -----
 /s/ Stephanie G. DiMarco      Chairman of the Board, Chief Executive Officer
 -------------------------     and Director
 Stephanie G. DiMarco          (PRINCIPAL EXECUTIVE OFFICER)

 /s/ Irv H. Lichtenwald        Senior Vice President, Chief Financial Officer
 -------------------------     and Secretary
 Irv H. Lichtenwald            (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

 /s/ Frank H. Robinson         Director
 -------------------------
 Frank H. Robinson

 /s/ Wendell G. Van Auken      Director
 -------------------------
 Wendell G. Van Auken

 /s/ William F. Zuendt         Director
 -------------------------
 William F. Zuendt

 /s/ Monte Zweben              Director
 -------------------------
 Monte Zweben

                                 INDEX TO EXHIBITS


   EXHIBIT
    NUMBER    DESCRIPTION
    ------    -----------
     4.1      1992 Stock Plan, as amended.

     5.1      Opinion of counsel as to legality of securities being registered.

     23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants